EXHIBIT 99

                         VIRGINIA COMMERCE BANCORP, INC.

FOR IMMEDIATE RELEASE:

              VIRGINIA COMMERCE REPORTS 51.3% AND 62.3% INCREASE IN
                    SECOND QUARTER AND YEAR-TO-DATE EARNINGS

                         ROA OF 1.47% AND ROE OF 23.22%

ARLINGTON, VA., TUESDAY, JULY 15, 2003--Virginia Commerce Bancorp, Inc. (Nasdaq:
VCBI), parent company of Virginia Commerce Bank (the "Bank"), today announced record second quarter earnings of $2.8 million, an increase of 51.3% over 2002 second quarter earnings of $1.9 million. For the six months ended June 30, 2003, the Company achieved earnings of $5.3 million, also a record, and an increase of 62.3% compared to earnings of $3.2 million for the six month period ended June 30, 2002. On a diluted per share basis, second quarter and year-to-date earnings were $0.33 and $0.62 compared to $0.25 and $0.43 for the same periods in 2002, an increase of 32.0% and 44.2%, respectively. The Company's year-to-date return on average assets and return on average equity were 1.47% and 23.22% compared to 1.21% and 23.50% for the six months ended June 30, 2002.

DETAILED REVIEW OF FINANCIAL PERFORMANCE

Net interest income for the second quarter of $7.7 million was up $1.6 million, or 27.0%, compared with $6.1 million for the same quarter last year. For the six months ended June 30, 2003, net interest income increased $3.5 million, or 30.3%, from $11.4 million for the six months ended June 30, 2002, to $14.9 million. Increases for both periods were due to significant growth in earning assets, as the Company's net interest margin declined from 4.42% in the second quarter of 2002 to 4.23% for the current three month period and from 4.39% for the six months ended June 30, 2002, to 4.34% year-to-date.

Non-interest income of $2.0 million increased 66.6% over the prior year's second quarter level of $1.2 million and increased $1.2 million, or 51.6%, to $3.7 million year-to-date. The increases were primarily due to higher levels of fees and net gains on mortgage loans held-for-sale as lower rates pushed monthly production levels to new highs.

Non-interest expense of $5.0 million increased 22.3% over the $4.1 million reported for the second quarter of 2002 and increased 21.6% to $9.9 million year-to-date from $8.2 million for the six months ended June 30, 2002, as a result of higher levels of commissions paid due to loan volume and overhead associated with overall growth.

Overall, revenue sources continued to increase due to strong balance sheet growth and higher levels of fees and net gains from mortgage lending operations while the Company continued efforts to control its non-interest expenses. As a result, the efficiency ratio improved from 56.6% during the second quarter 2002 to 51.6% for the current period and from 58.8% for the six months ended June 30, 2002 to 53.1% year-to-date.

As noted, the Company continues to experience strong balance sheet growth with total assets increasing $222.2 million, or 38.4%, from $577.8 million as of June 30, 2002, to $800 million at June 30, 2003, and increasing $137.1 million, or 20.7%, from $662.9 million at December 31, 2002. Deposits grew similarly over the same period increasing $192.5 million, or 38.1%, from $505.7 million at June 30, 2002, to $698.2 million at June 30, 2003, and increasing $131.2 million, or 23.1%, from $567.0 million at December 31, 2002. Other borrowed funds fell $8.0 million from $8.4 million at June 30, 2002, to $400 thousand at June 30, 2003, as the Company repaid its line-of-credit with a correspondent bank that was used to supplement the Bank's capital position. This repayment of the line-of-credit was made possible through the issuance of $18.0 million in trust preferred securities in the fourth quarter of 2002 and a rights offering sale of $7 million of common stock to existing stockholders in July 2002.

Loans, net of allowance for loan losses, increased $105.1 million, or 22.4%, from $468.9 million at June 30, 2002, to $574.0 million at June 30, 2003, and increased $57.1 million, or 11.1%, from $516.9 million at December 31, 2002. The majority of loan growth occurred in non-farm, non-residential real estate loans which increased $75.2 million, or 35.0%, from $215.0 million at June 30, 2002, to $290.2 million at June 30, 2003, and increased $24.5 million, or 9.2%, from $265.7 million at December 31, 2002. Commercial loans represented the second largest dollar increase rising $17.3 million, or 43.8%, from $39.7 million at June 30, 2002, to $57.0 million at June 30, 2003, and increasing $12.4 million, or 28.0%, from $44.6 million at December 31, 2002.

Loans held-for-sale, which represent one-to-four family residential real estate loans originated on a pre-sold basis to various investors, increased $19.6 million, or 471.4%, from $4.2 million at June 30, 2002, to $23.8 million at June 30, 2003, and decreased by $5.4 million during the six months ended June 30, 2003, from $29.3 million at December 31, 2002. Originations were up $41.6 million, or 100.0%, from $41.6 million during the three months ended June 30, 2002, to $83.2 million during the current three-month period and increased $66.7 million, or 77.3%, from $86.3 million for the six months ended June 30, 2002, to $153.0 million year-to-date.

With the increase in loans trailing deposit growth, investment securities increased $46.5 million, or 73.2%, from $63.4 million at June 30, 2002, to $109.9 million at June 30, 2003, and increased $38.7 million from $71.2 million at December 31, 2002. Growth in investment securities was concentrated in short-term U.S. Government Agency obligations and variable rate domestic corporate debt obligations. The Bank also purchased $6.0 million in single premium bank-owned life insurance policies late in the second quarter through three highly rated insurance carriers. These policies were recorded on the balance sheet under other assets.

Deposit growth occurred in all categories with non-interest bearing demand deposits increasing $27.1 million, or 29.2%, from $92.7 million at June 30, 2002, to $119.8 million at June 30, 2003, savings and interest-bearing demand deposits increasing $114.1 million, or 72.4%, from $157.5 million at June 30, 2002, to $271.6 million at June 30, 2003, and time deposits growing $51.3 million, or 20.1%, from $255.5 million at June 30, 2002, to $306.8 million at June 30, 2003. For the six months ended June 30, 2003, non-interest bearing demand deposits rose $21.2 million from $98.6 million at December 31, 2002, savings and interest-bearing demand deposits grew $80.7 million, and time deposits increased by $29.2 million. Growth in savings and interest-bearing demand deposits includes a $15.8 million escrow account for an un-related company's stock offering. That account is expected to be closed in the third quarter.

Stockholders' equity increased $19.2 million, or 64.2%, from $29.8 million at June 30, 2002, to $49.0 million at June 30, 2003, on earnings over the last four quarters of $9.7 million, $7.0 million in net proceeds from a rights offering to existing stockholders in July 2002 and $2.5 million in proceeds and tax benefits from the exercise of stock options and warrants by Company directors and officers. For the six months ended June 30, 2003, stockholders' equity increased $7.2 million, or 17.1%, with $5.3 million in earnings and $1.9 million in proceeds and tax benefits from the exercise of stock options and warrants by Company directors and officers.

Asset quality remains strong with non-performing assets and past due loans to total assets of 0.08% as of June 30, 2003, compared to 0.06% at June 30, 2002, and 0.36% at December 31, 2002. Net charge-offs for the six months ended June 30, 2003, were $37 thousand or 0.01% of average loans compared to $88 thousand, or 0.02% for the same period in 2002. The decline in non-performing assets and past due loans year-to-date was due to the payoff of $1.9 million in non-accrual loans.

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state-chartered bank that commenced operations in May 1988 and offers a full range of banking services through thirteen branch offices and two residential mortgage offices, principally to individuals and small to medium-size businesses in the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 34% rate and non-interest income. This is a financial measure not recognized under generally accepted accounting principles, but which we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under generally accepted accounting principles, or "GAAP".


For further information contact:        William K. Beauchesne
                                        Executive Vice President and
                                         Chief Financial Officer
                                        (703) 633-6120 wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)



                                                   Three Months Ended June 30,                    Six Months Ended June 30,
                                               2003         2002         % Change        2003           2002             % Change
                                           -----------------------------------------------------------------------------------------
SUMMARY OPERATING RESULTS:
   Interest and dividend income            $   11,293    $    9,634        17.2%     $   21,881      $   18,382             19.0%
   Interest expense                             3,584         3,563         0.6%          6,971           6,940              0.4%
     Net interest and dividend income           7,709         6,071        27.0%         14,910          11,442             30.3%
   Provision for loan losses                      408           322        26.7%            764             843             (9.4)%
   Non-interest income                          1,989         1,194        66.6%          3,732           2,461             51.6%
   Non-interest expense                         5,032         4,116        22.3%          9,950           8,180             21.6%
     Income before income taxes                 4,258         2,827        50.6%          7,928           4,880             62.4%
   Net income                              $    2,837    $    1,875        51.3%     $    5,255      $    3,238             62.3%

PERFORMANCE RATIOS:
   Return on average assets (annualized)         1.51%         1.33%                       1.47%           1.21%
   Return on average equity (annualized)        23.96%        26.33%                      23.22%          23.50%
   Net interest margin                           4.23%         4.42%                       4.34%           4.39%
   Efficiency ratio (1)                         51.58%        56.57%                      53.10%          58.75%

PER SHARE DATA: (2)
   Net income-basic                        $     0.36    $     0.28        28.6%     $     0.68      $     0.48             41.7%
   Net income-diluted                      $     0.33    $     0.25        32.0%     $     0.62      $     0.43             44.2%
   Average number of shares outstanding:
     Basic                                  7,791,238     6,801,542                   7,736,171       6,801,542
     Diluted                                8,518,632     7,534,208                   8,433,055       7,486,101



                                                                   As of June 30,
                                                         ----------------------------------------
                                                             2003        2002           % Change
                                                         ----------------------------------------

SELECTED BALANCE SHEET DATA:
   Loans, net                                            $  573,973   $ 468,934            22.4%
   Investment securities                                    109,872      63,446            73.2%
   Assets                                                   799,985     577,840            38.4%
   Deposits                                                 698,200     505,700            38.1%
   Stockholders' equity                                      49,019      29,849            64.2%
   Book value per share (2)                              $     6.28   $    4.39            43.0%

CAPITAL RATIOS (% of risk weighted assets):
   Tier 1 capital:
     Company                                                  10.13%       6.10%
     Bank                                                      7.40%       5.24%
   Total qualifying capital:
     Company                                                  11.46%       7.17%
     Bank                                                     11.28%       8.81%

ASSET QUALITY
   Non-performing assets:
     Impaired loans                                      $       65   $     287           (77.4)%
     Non-accrual loans                                          253          70           261.4%
     Loans 90+ days past due and still accruing                 289          --            n/a
                                                         ----------------------
       Total non-performing assets and past due loans    $      607   $     357            70.0%
                 to total loans:                               0.10%       0.07%
                 to total assets:                              0.08%       0.06%
   Allowance for loan losses to total loans                    1.14%       1.07%
   Net charge-offs                                       $       37   $      88           (57.9)%
   Net charge-offs to average loans outstanding                0.01%       0.02%




                                                          As of June 30,
                                               --------------------------------------
                                                      2003         2002     % Change
                                               ------------ ------------ ------------
LOAN PORTFOLIO:
   Commercial                                      $ 57,025   $ 39,658       43.8%
   Real estate-one to four family residential        73,658     74,073       (0.6)%
   Real estate-mutifamily residential                31,569     24,799       27.3%
   Real estate-nonfarm, nonresidential              290,217    214,953       35.0%
   Real estate-construction                         124,654    115,088        8.3%
   Consumer                                           5,754      7,392      (22.2)%
                                                   --------   --------
     Total loans                                   $582,877   $475,963       22.5%
   Less unearned income                               2,252      1,918       17.4%
   Less allowance for loan losses                     6,652      5,111       30.1%
                                                   --------   --------
     Loans, net                                    $573,973   $468,934       22.4%

INVESTMENT SECURITIES (AT BOOK VALUE):
   Available-for-sale:
     U.S. Government Agency obligations            $ 86,934   $ 47,875       81.6%
     Domestic corporate debt obligations              5,995         --        n/a
     Obligations of states and political              1,340        286      368.5%
subdivisions
     Restricted stock:
       Federal Reserve Bank                             722        392       84.2%
       Federal Home Loan Bank                         1,355      1,194       13.5%
       Community Bankers' Bank                           55         55         --

                                                   --------   --------
                                                   $ 96,401   $ 49,802       93.6%
   Held-to-maturity:
     U.S. Government Agency obligations            $  5,952   $  8,819      (32.5)%
     Obligations of states and political              7,034      4,345       61.9%
subdivisions
     Domestic corporate debt obligations                485        480        1.0%
                                                   --------   --------
                                                   $ 13,471   $ 13,644       (1.4)%


(1) Computed by dividing non-interest expense by the sum of net interest income on a tax-equivalent basis using a 34% rate and non-interest income.

(2) 2002 information has been restated to give effect to a two for one stock split in the form of a 100% stock dividend in May 2003.

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                                 As of June 30,

                                                                        2003       2002
                                                                        ----       ----
ASSETS
Cash and due from banks                                             $ 28,521   $ 18,345
Securities (fair value: 2003, $110,470; 2002, $63,827)               109,872     63,446
Federal funds sold                                                    45,430     11,388
Loans held-for-sale                                                   23,851      4,174
Loans, net of allowance for loan losses of $6,652 in 2003 and
  $5,111 in 2002                                                     573,973    468,934
Bank premises and equipment, net                                       6,405      6,846
Accrued interest receivable                                            2,538      2,486
Other assets                                                           9,395      2,221
   Total assets                                                     $799,985   $577,840
                                                                    ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
   Non-interest bearing demand deposits                             $119,795   $ 92,692
   Savings and interest-bearing demand deposits                      271,558    157,534
   Time deposits                                                     306,847    255,474
                                                                    --------   --------
   Total deposits                                                   $698,200   $505,700
Securities sold under agreement to repurchase and federal funds
  purchased                                                           32,539     31,268
Other borrowed funds                                                     400      8,400
Trust preferred capital notes                                         18,000         --
Accrued interest payable                                               1,115      1,398
Other liabilities                                                        712      1,225
Commitments and contingent liabilities                                    --         --
   Total liabilities                                                $750,966   $547,991
                                                                    ========   ========
Stockholders' Equity
Preferred stock, $1.00 par, 1,000,000 shares authorized and
  un-issued                                                         $     --   $     --
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2003, 7,801,806; 2002, 3,400,771                         7,802      3,401
Surplus                                                               17,537     12,510
Retained earnings                                                     23,063     13,369
Accumulated other comprehensive income (loss)                            617        569
                                                                    --------   --------
   Total stockholders' equity                                       $ 49,019   $ 29,849
   Total liabilities and stockholders' equity                       $799,985   $577,840
                                                                    ========   ========

                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)

                                                           Three Months Ended     Six Months Ended
                                                                June 30,               June 30,
                                                           -------------------  ---------------------
                                                            2003       2002      2003         2002
                                                            ----       ----      ----         ----
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                             $ 10,168   $  8,728   $ 19,860   $ 16,648
    Interest and dividends on investment securities:
       U.S. Treasury securities and agency                      848        739      1,522      1,387
          obligations
       Other securities                                         161         93        294        181
    Interest on federal funds sold                              116         74        205        166
                                                           --------   --------   --------   --------
    Total interest and dividend income                     $ 11,293   $  9,634   $ 21,881   $ 18,382

INTEREST EXPENSE:
    Deposits                                               $  3,333   $  3,345   $  6,473   $  6,513
    Securities sold under agreement to repurchase
       and federal funds purchased                               32         67         60        141
    Other borrowed funds                                          6        151         12        286
    Trust preferred capital notes                               213         --        426         --
                                                           --------   --------   --------   --------
    Total interest expense                                 $  3,584   $  3,563   $  6,971   $  6,940

NET INTEREST INCOME:                                       $  7,709   $  6,071   $ 14,910   $ 11,442
    Provision for loan losses                                   408        322        764        843
                                                           --------   --------   --------   --------
    Net interest income after provision for loan           $  7,301   $  5,749   $ 14,146   $ 10,599
losses

NON-INTEREST INCOME:
    Service charges and other fees                         $    394   $    367   $    814   $    773
    Fees and net gains on loans held-for-sale                 1,555        818      2,854      1,672
    Gain (loss) on sale of securities                            --         --         --         (1)
    Other                                                        40          9         64         17
                                                           --------   --------   --------   --------
    Total non-interest income                              $  1,989   $  1,194   $  3,732   $  2,461

NON-INTEREST EXPENSE:
    Salaries and employee benefits                         $  3,078   $  2,386   $  6,076   $  4,790
    Occupancy expense                                           781        720      1,566      1,387
    Data processing expense                                     307        258        591        506
    Other operating expense                                     866        752      1,717      1,497
                                                           --------   --------   --------   --------
    Total non-interest expense                             $  5,032   $  4,116   $  9,950   $  8,180

    Income before taxes on income                          $  4,258   $  2,827   $  7,928   $  4,880
    Provision for income taxes                                1,421        952      2,673      1,642
                                                           --------   --------   --------   --------
NET INCOME                                                 $  2,837   $  1,875   $  5,255   $  3,238
    Earnings per common share, basic                       $   0.36   $   0.28   $   0.68   $   0.48
    Earnings per common share, diluted                     $   0.33   $   0.25   $   0.62   $   0.43

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                           Three Months Ended June 30,

                                           --------------------------------------     ----------------------------------------
                                                           2003                                         2002
                                           --------------------------------------     ----------------------------------------
                                                                        Average                                      Average
                                              Average     Interest      Yields/          Average       Interest      Yields/
         (Dollars in thousands)               Balance   Income-Expense   Rates           Balance     Income-Expense   Rates
                                           --------------------------------------     ----------------------------------------
ASSETS
Securities (1)                                $ 98,504    $ 1,009         4.26%         $ 63,431         $  832       5.31%
Loans, net of unearned income (2)              582,957     10,168         6.90%          459,114          8,728       7.52%
Federal funds sold                              39,648        116         1.16%           17,651             74       1.66%
                                              --------   ---------        ------        ---------       --------      ------
TOTAL EARNING ASSETS                          $721,109    $11,293         6.22%         $540,196         $9,634       7.07%
Non-earning assets                              32,169                                    27,002
                                              --------                                 ----------
TOTAL ASSETS                                  $753,278                                 $ 567,198
                                              ========                                 ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                                $133,493    $   589         1.77%        $  85,953         $  461       2.15%
  Money market accounts                         81,368        370         1.82%           50,227            306       2.44%
  Savings accounts                              25,039         63         1.00%           14,964             51       1.36%
  Time deposits                                299,210      2,311         3.10%          248,670          2,527       4.08%
                                              --------    --------        ------       ---------- -      -------      ------
Total interest-bearing deposits               $539,110    $ 3,333         2.48%        $ 399,814         $3,345       3.36%
Securities sold under agreement to
  repurchase and federal funds purchased        31,961         32         0.41%           35,075             67       0.76%
Other borrowed funds                               400          6         5.93%           12,224            151       4.88%
Trust preferred capital notes                   18,000        213         4.73%               --             --          --
                                              --------    --------        ------       ----------       --------      ------
Total interest-bearing liabilities            $589,471    $ 3,584         2.44%        $ 447,113        $ 3,563       3.19%
Demand deposits and other non-interest
  bearing liabilities                          116,312                                    91,515
                                              --------                                 ----------
TOTAL LIABILITIES                             $705,783                                 $ 538,628
Stockholders' equity                            47,495                                    28,570
                                             ---------                                 ----------
TOTAL LIABILITIES AND STOCKHOLDERS'          $ 753,278                                 $ 567,198
EQUITY                                       =========                                 ==========

Interest rate spread                                                      3.78%                                       3.88%
Net interest income and margin                            $ 7,709         4.23%                         $ 6,071       4.42%

(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 34.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $570 thousand and $393 thousand for the three months ended June 30, 2003 and 2002, respectively.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                            Six Months Ended June 30,

                                           ----------------------------------------   ----------------------------------------
                                                           2003                                         2002
                                           ----------------------------------------   ----------------------------------------
                                                                       Average                                        Average
                                             Average      Interest     Yields/          Average       Interest        Yields/
         (Dollars in thousands)              Balance    Income-Expense  Rates           Balance     Income-Expense    Rates
                                           ------------ ------------ -------------    ------------- -------------- -----------
ASSETS
Securities (1)                               $  87,240      $ 1,816         4.35%         $ 58,756        $ 1,568       5.41%
Loans, net of unearned income (2)              561,118       19,860         7.04%          437,012         16,648       7.58%
Federal funds sold                              35,399          205         1.15%           19,936            166       1.66%
                                             ----------     --------        ------        ---------       --------      ------
TOTAL EARNING ASSETS                         $ 683,757      $21,881         6.39%         $515,704        $18,382       7.10%
Non-earning assets                              34,950                                      25,740
                                             ----------                                   ---------
TOTAL ASSETS                                 $ 718,707                                    $541,444
                                             ==========                                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                               $ 126,520      $ 1,084         1.73%         $ 84,704        $   893       2.13%
  Money market accounts                         76,080          692         1.83%           46,350            535       2.33%
  Savings accounts                              21,916          111         1.02%           14,714            103       1.40%
  Time deposits                                290,844        4,586         3.18%          238,155          4,982       4.22%
                                             ----------     --------        ------       ----------       --------      ------
Total interest-bearing deposits              $ 515,360      $ 6,473         2.53%        $ 383,923        $ 6,513       3.42%
Securities sold under agreement to
  repurchase and federal funds purchased        31,161           60         0.39%           34,897            141       0.82%
Other borrowed funds                               400           12         5.93%           11,726            286       4.86%
Trust preferred capital notes                   18,000          426         4.74%               --             --          --
                                             ----------     --------        ------       ----------       --------      ------
TOTAL INTEREST-BEARING LIABILITIES           $ 564,920      $ 6,971         2.49%        $ 430,546        $ 6,940       3.25%
Demand deposits and other non-interest
  bearing liabilities                          108,149                                      83,114
                                             ----------                                  ----------
TOTAL LIABILITIES                            $ 673,069                                   $ 513,660
Stockholders' equity                            45,638                                      27,784
                                             ----------                                  ----------
TOTAL LIABILITIES AND STOCKHOLDERS'          $ 718,707                                   $ 541,444
EQUITY                                       ==========                                  ==========

Interest rate spread                                                        3.90%                                       3.85%
Net interest income and margin                              $14,910         4.34%                         $11,442       4.39%


(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Interest income includes the effects of taxable-equivalent adjustments, using the appropriate marginal federal income tax rate of 34.0%, to increase tax-exempt interest income to a tax-equivalent basis.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $955 thousand and $756 thousand for the six months ended June 30, 2003 and 2002, respectively.